Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Record Third Quarter 2025 Financial Results and Raises 2025 Adjusted Diluted EPS Guidance
THIRD QUARTER 2025 FINANCIAL HIGHLIGHTS
•Revenues before reimbursable expenses increased $62.3 million, or 16.8%, to a record $432.4 million in Q3 2025 from $370.0 million in Q3 2024.
•Net income increased $3.3 million, or 12.0%, to $30.4 million in Q3 2025, compared to $27.1 million in Q3 2024.
•Adjusted EBITDA(7), a non-GAAP measure, increased $12.6 million, or 22.9%, to $67.4 million in Q3 2025 from $54.9 million in Q3 2024.
•Diluted earnings per share increased $0.24, or 16.3%, to $1.71 in Q3 2025, compared to $1.47 in Q3 2024.
•Adjusted diluted earnings per share(7), a non-GAAP measure, increased $0.42, or 25.0%, to $2.10 in Q3 2025 from $1.68 in Q3 2024.
YEAR-TO-DATE 2025 FINANCIAL HIGHLIGHTS
•Revenues before reimbursable expenses increased $132.9 million, or 12.1%, to $1.23 billion for the first nine months of 2025 from $1.10 billion for the same prior year period.
•Net income was $74.4 million for the first nine months of 2025, compared to $82.6 million for the same prior year period. Results for the first nine months of 2025 include an $8.2 million non-cash impairment charge, net of tax, related to the company's convertible debt investment in a third-party. Results for the first nine months of 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff.
•Adjusted EBITDA(7), a non-GAAP measure, increased $25.1 million, or 17.4%, to $169.5 million for the first nine months of 2025 from $144.4 million for the same prior year period.
•Diluted earnings per share was $4.13 for the first nine months of 2025, compared to $4.43 for the same prior year period. Results for the first nine months of 2025 include the non-cash impairment charge related to the company's convertible debt investment in a third-party, which had an unfavorable $0.46 impact on diluted earnings per share for the period. Results for the first nine months of 2024 include the litigation settlement gain related to a completed legal matter in which Huron was the plaintiff, which had a favorable $0.59 impact on diluted earnings per share for the prior year period.
•Adjusted diluted earnings per share(7), a non-GAAP measure, increased $1.10, or 24.1%, to $5.67 for the first nine months of 2025 from $4.57 for the same prior year period.
•Huron returned $152.5 million to shareholders by repurchasing 1.1 million shares of the company's common stock for the first nine months of 2025, representing 6.1% of the company's common stock outstanding as of December 31, 2024.

•Huron raises the midpoint of its previous guidance for full year 2025 adjusted diluted earnings per share(7) to $7.60, and affirms the midpoint and narrows its previous guidance for full year 2025 revenues before reimbursable expenses expectations to a range of $1.65 billion to $1.67 billion.
OTHER HIGHLIGHTS
•Huron was named one of the World's Best Management Consulting Firms for 2025 by Forbes, reinforcing Huron's strong industry reputation.
•Huron was recognized by Consulting Magazine as a Best Firm to Work For, ranking second in the large firm category, and honored for female talent retention and mentoring and enrichment programs as part of its Women Leaders in Consulting awards.
CHICAGO - Oct 28, 2025 - Global professional services firm Huron (Nasdaq: HURN) today announced financial results for the quarter ended September 30, 2025.
“Our third quarter performance was strong, driven by growth across all three operating segments. Companywide revenues before reimbursable expenses (RBR) grew 17% in the third quarter, including 10% organic growth, reflecting a robust demand environment for our services and strong execution by our teams,” said Mark Hussey, chief executive officer and president of Huron. “We are also pleased with our continued margin expansion and earnings per share growth in the third quarter, consistent with our financial goals.”
“The combination of our deep industry expertise and breadth of capabilities has positioned us as a partner of choice for our clients as they continue to face persistent financial challenges and regulatory disruption. We believe strong demand across our core end markets positions us well to achieve our full-year 2025 RBR and earnings guidance while establishing a solid base for continued growth in 2026,” added Hussey.
THIRD QUARTER 2025 RESULTS
Revenues before reimbursable expenses increased $62.3 million, or 16.8%, to $432.4 million for the third quarter of 2025, compared to $370.0 million for the third quarter of 2024. This growth reflects strengthened demand for the company's Consulting and Managed Services capabilities and Digital capabilities across all segments. The increase includes $28.3 million of incremental revenues before reimbursable expenses from the company's acquisitions completed since the third quarter of 2024. Excluding the $28.3 million of incremental revenues before reimbursable expenses from the company's acquisitions and $3.4 million of revenues before reimbursable expenses in the third quarter of 2024 generated by the Studer Education business, which the company divested at the end of 2024, revenues before reimbursable expenses grew 10.2% organically.
Net income increased $3.3 million, or 12.0%, to $30.4 million, or 6.9% of total revenues, for the third quarter of 2025, compared to $27.1 million, or 7.2% of total revenues, for the same quarter last year. Diluted earnings per share increased $0.24, or 16.3%, to $1.71 for the third quarter of 2025, compared to $1.47 for the third quarter of 2024.
Third quarter 2025 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(7) increased $11.7 million, or 23.0%, to $62.6 million compared to $50.9 million in the same prior year period.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands).

	Three Months Ended September 30,
	2025	2024
Amortization of intangible assets	$3,522	$1,600
Restructuring charges	$3,521	$3,137
Other gains, net	$—	$(173)
Transaction-related expenses	$2,354	$716
Tax effect of adjustments	$(2,443)	$(1,372)
Foreign currency transaction losses (gains), net	$(1,056)	$267
Adjusted EBITDA(7) increased $12.6 million, or 22.9%, to $67.4 million, or 15.6% of revenues before reimbursable expenses(7), in the third quarter of 2025, compared to $54.9 million, or 14.8% of revenues before reimbursable expenses(7), in the same quarter last year. Adjusted net income(7) increased $6.3 million, or 20.3%, to $37.4 million, or $2.10 per diluted share, for the third quarter of 2025, compared to $31.1 million, or $1.68 per diluted share, for the same quarter in 2024.
The number of revenue-generating professionals(1), excluding Managed Services professionals, increased 15.2% to 5,244 as of September 30, 2025 from 4,551 as of September 30, 2024, as a result of the acquisitions completed since the third quarter of 2024 and hiring to support the overall increase in demand for the company's services. The utilization rate(6) of the company's Consulting capability increased to 73.7% during the third quarter of 2025, compared to 73.6% during the same period last year. The utilization rate(6) for the company's Digital capability was 77.1% during the third quarter of 2025, compared to 77.2% during the same period last year. The number of Managed Services professionals increased 55.5% to 2,091 as of September 30, 2025 from 1,345 as of September 30, 2024.

YEAR-TO-DATE 2025 RESULTS
Revenues before reimbursable expenses increased $132.9 million, or 12.1%, to $1.23 billion for the first nine months of 2025, compared to $1.10 billion for the first nine months of 2024. This growth reflects continued strength in demand for the company's Consulting and Managed Services capabilities within the Healthcare and Education segments and the company's Digital capabilities within the Commercial and Education segments. The increase includes $58.7 million of incremental revenues before reimbursable expenses from the company's acquisitions completed since the first quarter of 2024. These increases were partially offset by decreases in demand for the company's Consulting and Managed Services capability within the Commercial segment and the company's Digital capability within the Healthcare segment. Excluding the $58.7 million of incremental revenues before reimbursable expenses from the company's acquisitions and $10.3 million of revenues before reimbursable expenses in the first nine months of 2024 generated by the Studer Education business, which the company divested at the end of 2024, revenues before reimbursable expenses grew 7.8% organically.
Net income was $74.4 million, or 5.9% of total revenues, for the first nine months of 2025, compared to $82.6 million, or 7.4% of total revenues, in the same prior year period. Results for the first nine months of 2025 include an $8.2 million non-cash impairment charge, net of tax, related to the company's convertible debt investment in a third-party. Results for the first nine months of 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff. Diluted earnings per share was $4.13 for the first nine months of 2025, compared to $4.43 in the same prior year period. The non-cash impairment charge related to the company's convertible debt investment in a third-party had an unfavorable $0.46 impact on diluted earnings per share for the period. The litigation settlement gain recognized in the second quarter of 2024 had a favorable impact of $0.59 on diluted earnings per share for the first nine months of 2024.
EBITDA(7) for the first nine months of 2025 was $141.2 million, compared to $146.1 million in the same prior year period. Results for the first nine months of 2025 include a pre-tax $11.1 million non-cash impairment charge related to the company's convertible debt investment in a third-party. Results for the first nine months of 2024 include a pre-tax $15.0 million litigation settlement gain related to the completed legal matter in which Huron was the plaintiff.

In addition to using EBITDA(7) to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2025	2024
Amortization of intangible assets	$7,860	$4,917
Restructuring charges	$5,419	$7,530
2024 litigation settlement gain(8)	$—	$(11,701)
Other losses (gains), net	$(71)	$478
Transaction-related expenses	$7,240	$2,316
Unrealized losses on long-term investments(9)	$16,139	$—
Tax effect of adjustments	$(8,827)	$(920)
Foreign currency transaction gains, net	$(393)	$(348)
Adjusted EBITDA(7) increased $25.1 million, or 17.4%, to $169.5 million, or 13.8% of revenues before reimbursable expenses(7), for the first nine months of 2025, compared to $144.4 million, or 13.2% of revenues before reimbursable expenses(7), in the same prior year period. Adjusted net income(7) increased $16.9 million, or 19.8%, to $102.1 million, or $5.67 per diluted share, for the first nine months of 2025, compared to $85.3 million, or $4.57 per diluted share, for the same prior year period.
The number of revenue-generating professionals(1), excluding Managed Services professionals, increased 15.2% to 5,244 as of September 30, 2025 from 4,551 as of September 30, 2024, as a result of the acquisitions completed since the third quarter of 2024 and hiring to support the overall increase in demand for the company's services. The utilization rate(6) of the company's Consulting capability increased to 74.9% for the first nine months of 2025, compared to 72.5% during the same period last year. The utilization rate(6) for the company's Digital capability increased to 77.7% for the first nine months of 2025, compared to 75.4% during the same period last year. The number of Managed Services professionals increased 55.5% to 2,091 as of September 30, 2025 from 1,345 as of September 30, 2024.
Additionally, Huron returned $152.5 million to shareholders in 2025 through repurchases of 1,084,794 shares of the company's common stock, representing 6.1% of the company's common stock outstanding as of December 31, 2024.
OPERATING INDUSTRIES
The company’s year-to-date 2025 revenues before reimbursable expenses by operating segment as a percentage of total company revenues before reimbursable expenses are as follows: Healthcare (50%); Education (31%); and Commercial (19%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended September 30, 2025.
OUTLOOK FOR 2025
Based on currently available information, the company is affirming the midpoint and narrowing guidance for full year 2025 revenues before reimbursable expenses to a range of $1.65 billion to $1.67 billion. The company also anticipates adjusted EBITDA as a percentage of revenues before reimbursable expenses(7) in a range of 14.0% to 14.5%, and is raising the midpoint and narrowing adjusted diluted earnings per share(7) guidance to a range of $7.50 to $7.70.
THIRD QUARTER 2025 WEBCAST
The company will host a webcast to discuss its financial results today, October 28, 2025, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA as a percentage of revenues before reimbursable expenses and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that partners with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook,” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn or volatility in market conditions, including as a result of current global trade tensions and/or tariffs. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2024 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.
Please note that information contained in any referenced website is not incorporated by reference in this press release or considered to be part of this document. Such website references are intended to be inactive textual references only.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Revenues before reimbursable expenses	$432,361	$370,049	$1,230,556	$1,097,664
Reimbursable expenses	8,923	8,040	26,624	24,827
Total revenues	441,284	378,089	1,257,180	1,122,491
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	288,803	247,849	835,874	749,757
Reimbursable expenses	8,923	8,135	26,618	25,146
Selling, general and administrative expenses	81,296	70,375	238,147	214,485
Other gains, net	—	(173)	(71)	(14,522)
Restructuring charges	3,521	3,137	5,419	7,530
Depreciation and amortization	8,741	6,321	22,807	18,326
Total operating expenses	391,284	335,644	1,128,794	1,000,722
Operating income	50,000	42,445	128,386	121,769
Other income (expense), net:
Interest expense, net of interest income	(11,009)	(6,800)	(25,937)	(19,894)
Other income (expense), net	3,655	1,936	(10,643)	5,361
Total other expense, net	(7,354)	(4,864)	(36,580)	(14,533)
Income before taxes	42,646	37,581	91,806	107,236
Income tax expense	12,226	10,432	17,420	24,599
Net income	$30,420	$27,149	$74,386	$82,637
Earnings per share:
Net income per basic share	$1.75	$1.53	$4.25	$4.61
Net income per diluted share	$1.71	$1.47	$4.13	$4.43
Weighted average shares used in calculating earnings per share:
Basic	17,340	17,754	17,492	17,945
Diluted	17,794	18,471	18,024	18,672
Comprehensive income (loss):
Net income	$30,420	$27,149	$74,386	$82,637
Foreign currency translation adjustments, net of tax	(2,042)	900	1,242	(103)
Unrealized loss on investment, net of tax	—	(443)	(15,766)	(8,208)
Unrealized loss on cash flow hedging instruments, net of tax	(510)	(4,716)	(4,857)	(4,770)
Other comprehensive loss	(2,552)	(4,259)	(19,381)	(13,081)
Comprehensive income	$27,868	$22,890	$55,005	$69,556

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$23,889	$21,911
Receivables from clients, net	201,960	197,771
Unbilled services, net	195,157	160,017
Income tax receivable	17,789	1,355
Prepaid expenses and other current assets	36,250	28,063
Total current assets	475,045	409,117
Property and equipment, net	21,746	21,678
Deferred income taxes, net	2,712	2,546
Long-term investments	35,144	69,712
Operating lease right-of-use assets	21,269	19,176
Other non-current assets	134,551	116,569
Intangible assets, net	71,958	26,076
Goodwill	781,757	678,743
Total assets	$1,544,182	$1,343,617
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,783	$11,539
Accrued expenses and other current liabilities	37,882	26,768
Accrued payroll and related benefits	215,354	247,579
Current maturities of long-term debt	20,000	13,750
Current maturities of operating lease liabilities	14,129	12,315
Deferred revenues	30,906	26,869
Total current liabilities	330,054	338,820
Non-current liabilities:
Deferred compensation and other liabilities	63,442	42,481
Long-term debt, net of current portion	589,591	342,857
Operating lease liabilities, net of current portion	27,166	29,686
Deferred income taxes, net	34,151	28,446
Total non-current liabilities	714,350	443,470
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 20,501,837 and 20,780,928 shares issued, respectively	205	208
Treasury stock, at cost, 3,269,062 and 3,065,633 shares, respectively	(189,604)	(160,093)
Additional paid-in capital	90,633	177,673
Retained earnings	606,039	531,653
Accumulated other comprehensive income (loss)	(7,495)	11,886
Total stockholders’ equity	499,778	561,327
Total liabilities and stockholders’ equity	$1,544,182	$1,343,617

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$74,386	$82,637
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	23,464	18,326
Non-cash lease expense	4,483	4,486
Lease-related impairment charges	1,162	3,513
Share-based compensation	36,319	33,963
Amortization of debt discount and issuance costs	858	793
Allowances for doubtful accounts	390	3,062
Deferred income taxes	9,104	5,037
Gain on sale of property and equipment	—	(101)
Change in fair value of contingent consideration liabilities	(71)	(589)
Change in fair value of equity investment	5,014	—
Credit-related impairment charge on convertible debt investment	11,125	—
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients, net	1,369	(44,739)
(Increase) decrease in unbilled services, net	(32,107)	13,770
(Increase) decrease in current income tax receivable / payable, net	(17,462)	(3,114)
(Increase) decrease in other assets	(17,689)	(8,412)
Increase (decrease) in accounts payable and other liabilities	1,524	(6,994)
Increase (decrease) in accrued payroll and related benefits	(36,769)	(41,385)
Increase (decrease) in deferred revenues	1,887	1,451
Net cash provided by operating activities	66,987	61,704
Cash flows from investing activities:
Purchases of property and equipment	(7,859)	(6,028)
Investments in life insurance policies	(2,897)	(2,166)
Purchases of businesses, net of cash acquired	(107,174)	(20,769)
Capitalization of internally developed software costs	(15,406)	(19,341)
Proceeds from note receivable	154	154
Proceeds from sale of property and equipment	—	102
Net cash used in investing activities	(133,182)	(48,048)
Cash flows from financing activities:
Proceeds from exercises of stock options	4,142	1,634
Shares redeemed for employee tax withholdings	(32,974)	(21,458)
Share repurchases	(153,097)	(104,553)
Proceeds from bank borrowings	1,041,000	682,500
Repayments of bank borrowings	(787,688)	(563,375)
Payments for debt issuance costs	(3,100)	(1,446)
Deferred payments for business acquisitions	(36)	(617)
Net cash provided by (used in) financing activities	68,247	(7,315)
Effect of exchange rate changes on cash	(74)	7
Net increase in cash and cash equivalents	1,978	6,348
Cash and cash equivalents at beginning of the period	21,911	12,149
Cash and cash equivalents at end of the period	$23,889	$18,497

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2025	2024		2025	2024
Healthcare:
Revenues before reimbursable expenses	$219,541	$183,136	19.9%	$615,853	$553,976	11.2%
Operating income	$67,757	$49,651	36.5%	$183,724	$147,591	24.5%
Segment operating margin	30.9%	27.1%		29.8%	26.6%
Education:
Revenues before reimbursable expenses	$129,424	$121,048	6.9%	$381,473	$355,384	7.3%
Operating income	$33,233	$29,158	14.0%	$88,622	$81,906	8.2%
Segment operating margin	25.7%	24.1%		23.2%	23.0%
Commercial:
Revenues before reimbursable expenses	$83,396	$65,865	26.6%	$233,230	$188,304	23.9%
Operating income	$13,659	$16,144	(15.4)%	$37,462	$39,198	(4.4)%
Segment operating margin	16.4%	24.5%		16.1%	20.8%
Total Huron:
Revenues before reimbursable expenses	$432,361	$370,049	16.8%	$1,230,556	$1,097,664	12.1%
Reimbursable expenses	8,923	8,040	11.0%	26,624	24,827	7.2%
Total revenues	$441,284	$378,089	16.7%	$1,257,180	$1,122,491	12.0%

Items not allocated at the segment level:
Unallocated corporate expenses	56,549	46,821	20.8%	163,201	143,386	13.8%
Other gains, net	—	(173)	N/M	(71)	(14,522)	N/M
Restructuring charges	2,432	1,921	26.6%	4,279	6,201	(31.0)%
Depreciation and amortization	5,668	3,939	43.9%	14,013	11,861	18.1%
Operating income	50,000	42,445	17.8%	128,386	121,769	5.4%
Other expense, net	(7,354)	(4,864)	51.2%	(36,580)	(14,533)	N/M
Income before taxes	$42,646	$37,581	13.5%	$91,806	$107,236	(14.4)%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end)(1):
Healthcare	1,428	1,219	17.1%	1,428	1,219	17.1%
Education	1,166	1,128	3.4%	1,166	1,128	3.4%
Commercial(2)(3)	2,650	2,204	20.2%	2,650	2,204	20.2%
Total (excluding Managed Services)	5,244	4,551	15.2%	5,244	4,551	15.2%
Managed Services(4)	2,091	1,345	55.5%	2,091	1,345	55.5%
Total	7,335	5,896	24.4%	7,335	5,896	24.4%
Revenues before reimbursable expenses by capability:
Consulting and Managed Services(5)	$256,319	$214,517	19.5%	$709,362	$634,415	11.8%
Digital	176,042	155,532	13.2%	521,194	463,249	12.5%
Total	$432,361	$370,049	16.8%	$1,230,556	$1,097,664	12.1%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting	2,139	1,707	25.3%	2,139	1,707	25.3%
Managed Services(4)	2,091	1,345	55.5%	2,091	1,345	55.5%
Digital	3,105	2,844	9.2%	3,105	2,844	9.2%
Total	7,335	5,896	24.4%	7,335	5,896	24.4%
Utilization rate by capability(6):

Consulting	73.7%	73.6%	74.9%	72.5%
Digital	77.1%	77.2%	77.7%	75.4%
(1) Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the culture and organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Managed Services professionals who provide revenue cycle management and research administration managed services and outsourcing at our healthcare, education and research-focused clients.
(2)    The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education, and the related costs of these professionals are allocated to each of the segments.
(3)    The increase in the number of revenue-generating professionals within our Commercial segment includes the company's acquisition of Treliant in the third quarter of 2025. This acquisition added approximately 180 revenue-generating professionals, of which approximately 65 are consultants who work variable schedules as needed by clients.
(4)    We have separately presented the total number of revenue-generating professionals within our Managed Services capabilities of our Healthcare and Education segments. Our Healthcare Managed Services professionals provide revenue cycle billing, collections, insurance verification and change integrity services to clients. Our Education Managed Services professionals provide research administration managed services and outsourcing at our education and research-focused clients.
The number of Managed Services professionals within our Healthcare segment was 1,977 and 1,223 as of September 30, 2025 and 2024, respectively.
The number of Managed Services professionals within our Education segment was 114 and 122 as of September 30, 2025 and 2024, respectively.
(5)    Managed Services capability revenues before reimbursable expenses within our Healthcare segment was $25.0 million and $19.3 million for the three months ended September 30, 2025 and 2024, respectively; and $64.3 million and $53.5 million for the nine months ended September 30, 2025 and 2024, respectively.
Managed Services capability revenues before reimbursable expenses within our Education segment was $7.7 million and $6.6 million for the three months ended September 30, 2025 and 2024, respectively; and $22.4 million and $20.8 million for the nine months ended September 30, 2025 and 2024, respectively.
(6)    Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available working hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION(7)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues before reimbursable expenses	$432,361	$370,049	$1,230,556	$1,097,664
Reimbursable expenses	8,923	8,040	26,624	24,827
Total revenues	$441,284	$378,089	$1,257,180	$1,122,491
Net income	$30,420	$27,149	$74,386	$82,637
Net income as a percentage of total revenues	6.9%	7.2%	5.9%	7.4%
Add back:
Income tax expense	12,226	10,432	17,420	24,599
Interest expense, net of interest income	11,009	6,800	25,937	19,894
Depreciation and amortization	8,961	6,542	23,428	18,967
Earnings before interest, taxes, depreciation and amortization (EBITDA)(7)	62,616	50,923	141,171	146,097
Add back:
Restructuring charges	3,521	3,137	5,419	7,530
2024 litigation settlement gain(8)	—	—	—	(11,701)
Other losses (gains), net	—	(173)	(71)	478
Transaction-related expenses	2,354	716	7,240	2,316
Unrealized losses on long-term investments(9)	—	—	16,139	—
Foreign currency transaction losses (gains), net	(1,056)	267	(393)	(348)
Adjusted EBITDA(7)	$67,435	$54,870	$169,505	$144,372
Adjusted EBITDA as a percentage of revenues before reimbursable expenses(7)	15.6%	14.8%	13.8%	13.2%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME(7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$30,420	$27,149	$74,386	$82,637
Weighted average shares - diluted	17,794	18,471	18,024	18,672
Diluted earnings per share	$1.71	$1.47	$4.13	$4.43
Add back:
Amortization of intangible assets	3,522	1,600	7,860	4,917
Restructuring charges	3,521	3,137	5,419	7,530
2024 litigation settlement gain(8)	—	—	—	(11,701)
Other losses (gains), net	—	(173)	(71)	478
Transaction-related expenses	2,354	716	7,240	2,316
Unrealized losses on long-term investments(9)	—	—	16,139	—
Tax effect of adjustments	(2,443)	(1,372)	(8,827)	(920)
Total adjustments, net of tax	6,954	3,908	27,760	2,620
Adjusted net income(7)	$37,374	$31,057	$102,146	$85,257
Adjusted weighted average shares - diluted	17,794	18,471	18,024	18,672
Adjusted diluted earnings per share(7)	$2.10	$1.68	$5.67	$4.57

(7)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures.

Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(8)    The non-GAAP financial measures for the nine months ended September 30, 2024 include an adjustment for the 2024 litigation settlement gain. In the second quarter of 2024, the company settled a litigation matter in which Huron was the plaintiff for $15.0 million, on a pre-tax basis. This $15.0 million settlement gain was recorded as a component of other gains, net on the consolidated statement of operations. The company has excluded from the non-GAAP measures $11.7 million, which is the value of the settlement gain that exceeds the third-party legal costs incurred during 2024 specific to this litigation matter, as this net gain is not indicative of the ongoing performance of Huron's business. Of the $3.3 million third-party legal costs incurred for this matter in the first nine months of 2024, $2.7 million was incurred in the first quarter and $0.6 million was incurred in the second quarter. Third-party legal expenses are recorded as a component of selling, general and administrative expenses on the statement of operations.
(9)    The non-GAAP financial measures for the nine months ended September 30, 2025 include an adjustment of $16.1 million for unrealized losses on long-term investments as these unrealized losses relate to investments in third parties and are not indicative of the ongoing performance of Huron's business. These unrealized losses were recorded as a component of other income (expense), net on the consolidated statement of operations. The $16.1 million of unrealized losses in the first nine months of 2025 included the non-cash credit-related impairment charge related to the company's convertible debt investment in a third-party and non-cash impairment charges on the company's equity investment in a hospital-at-home company.